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                                                                     EXHIBIT 3.3

                                STATE OF DELAWARE
                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION
                                       OF
                     VANGUARD HEALTH HOLDING COMPANY I, LLC

      This Certificate of Formation of Vanguard Health Holding Company I, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

      - FIRST: The name of the limited liability company is Vanguard Health Holding Company I, LLC.

      - SECOND:  The address of its registered office in the State of
                 Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover. The name of its Registered Agent at such address is National Registered Agents, Inc.

      IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed this 29th day of July, 2004.

                                      By:       /s/  Ronald P. Soltman
                                          --------------------------------------
                                                   Authorized Person

                                      Name: Ronald P. Soltman
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                                            (Type or Print)